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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002, except as to Note 17 which is as of February 11, 2002, relating to the consolidated financial statements and our report dated February 4, 2002 relating to the financial statement schedule, which appear in the Annual Report on Form 10-K of Pegasus Solutions, Inc. for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 1, 2002